Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (TERM LOAN)

This AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (TERM LOAN) (this “Agreement”) is made as of this 26th day of September, 2017, by and among INVUITY, INC., a Delaware corporation (“Invuity”), MidCap Financial Trust, as Agent (in such capacity, together with its successors and assigns, “Agent”), and the other financial institutions party hereto, each as a Lender.

RECITALS

A.                                    Agent, Lenders, and Borrowers have entered into that certain Credit and Security Agreement (Term Loan), dated as of March 10, 2017 (as amended, modified, supplemented, restated or otherwise modified prior to the date hereof, the “Original Credit Agreement”, and as the same is amended hereby and as it may be further amended, modified, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.                                    Borrowers have requested, and Agent and Lenders have agreed, to amend certain provisions of the Original Credit Agreement relating to, among other things, (i) the Term Loan Tranche 2, (ii) the Term Loan amortization, (iii) the financial covenants, and (iv) certain fees payable by Borrowers to Agent and the Lenders, in each case, on and subject to the conditions and terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.                                      Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.                                      Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 of the Original Credit Agreement is hereby amended by adding the new defined terms below in alphabetical order therein:

“First Amendment” means that certain Amendment No. 1 to Credit and Security Agreement (Term Loan), dated as of September 26, 2017, by and among Borrowers, Agent and Lenders.

“First Amendment Effective Date” means the date on which all of the conditions in Section 4 of the First Amendment have been satisfied in accordance with the terms thereof.

(b)                                 Section 1.1 of the Original Credit Agreement is hereby amended by amending and restating the definition of “Term Loan Tranche 2 Activation Date” in its entirety as follows:

“Term Loan Tranche 2 Activation Date” means the First Amendment Effective Date.

(c)                                  Section 1.1 of the Original Credit Agreement is hereby amended by deleting the definition of “Term Loan Tranche 2 Commitment Termination Date” in its entirety.

(d)                                 Section 2.1(a)(i)(B) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“On the terms and subject to the conditions set forth herein and in the other Financing Documents (including, for the avoidance of doubt, the First Amendment), each Lender with a Term Loan Tranche 2 Commitment severally hereby agrees to make to Borrowers a term loan on or within one (1) Business Day of the First Amendment Effective Date in an original aggregate principal amount equal to the Term Loan Tranche 2 Commitment (the “Term Loan Tranche 2”).  Each such Lender’s obligation to fund the Term Loan Tranche 2 shall be limited to such Lender’s Term Loan Tranche 2 Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded.”

(e)                                  Section 2.1(a)(i)(C) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time.  The Term Loan may be funded in two advances in an aggregate amount not to exceed the Term Loan Commitments.  Borrowers shall deliver to Agent a Notice of Borrowing with respect to each proposed Term Loan advance, such Notice of Borrowing to be delivered, (i) in the case of a Term Loan Tranche 1 borrowing, no later than noon (Eastern time) two (2) Business Days prior to such proposed borrowing or (ii) in the case of a Term Loan Tranche 2 borrowing, no later than Noon (Eastern time) on the Business Day prior to the First Amendment Effective Date.”

(f)                                   Section 2.2(h) of the Original Credit Agreement is hereby amended by replacing the phrase “four and one quarter percent (4.25%)” in its entirety with “six and one quarter percent (6.25%)”.

(g)                                  Section 2.2(i) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Prepayment Fee.  If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary prepayment by Borrowers, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable in full, or if the Lenders’ funding obligations in respect of any unfunded portion of the Term Loan shall terminate prior to the Maturity Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Term Loan advances, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection.  The Prepayment Fee in respect of each of the Term Loans shall be equal to an amount determined by multiplying the amount being prepaid (or required to be prepaid, if such amount is greater) by the following applicable percentage amount:  (x) four percent (4.0%) if such prepayment occurs on or prior to the first anniversary of the First Amendment Effective Date, (y) three percent (3.0%) if such prepayment occurs after the first anniversary of the First Amendment Effective Date but on or prior to the second anniversary of the First Amendment Effective Date and (z) two percent (2.0%) if such prepayment occurs after the second anniversary of the First Amendment Effective Date and prior to the Maturity Date.  The Prepayment Fee shall not apply to or be assessed upon any prepayment made by Borrowers if such payments were required by Agent to be made pursuant to Section 2.1(a)(ii)(B) subpart (i) (relating to casualty proceeds), or subpart (ii) (relating to payments exceeding the Maximum Lawful Rate). All fees payable pursuant to this paragraph with respect to the Term Loan Tranche 1 shall be deemed fully earned and non-refundable as of the Closing Date and all fees payable pursuant to this paragraph with respect to the Term Loan Tranche 2 shall be deemed fully earned and non-refundable as of the First Amendment Effective Date.”

(h)                                 Section 7.2(f) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)  [Reserved].”

(i)                                     Annex A of the Original Credit Agreement is hereby amended by replacing such annex in its entirety with the new Annex A attached hereto.

(j)                                    Schedule 2.1 of the Original Credit Agreement is hereby amended by replacing such schedule in its entirety with the new Schedule 2.1 attached hereto.

(k)                                 Schedule 6.2 of the Original Credit Agreement is hereby amended by replacing such schedule in its entirety with the new Schedule 6.2 attached hereto.

3.                                           Representations and Warranties; Reaffirmation of Security Interest.  Each Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.                                      Conditions to Effectiveness.  This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent and each Lender in its sole discretion:

(a)                                 Borrowers shall have delivered to Agent this Agreement, executed by an authorized officer of each Borrower;

(b)                                 Borrowers shall have delivered to Agent a copy of that certain Amendment No. 1 to Credit and Security Agreement (Revolving Loan), executed by an authorized officer of each Borrower;

(c)                                  Agent shall have received each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance reasonably satisfactory to Agent;

(d)                                 all representations and warranties of Borrowers contained herein are true, correct and complete in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; provided, however, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e)                                  prior to and after giving effect to the agreements set forth herein, no Default or Event of Default has occurred and is continuing;

(f)                                   since the Closing Date, the absence of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party, or any event or condition which could reasonably be expected to result in such a material adverse change; and

(g)                                  Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request in connection with this Agreement.

5.                                      Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each of their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among a Borrower, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.  Notwithstanding anything contained in this Agreement, the general release set forth in this Section 5 shall not extend to, and shall not include, any obligations of Agent and the Lenders to make extensions of credit after the date of this Agreement to Borrower in accordance with the terms of the Financing Documents.

6.                                      No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

7.                                      Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

8.                                      Miscellaneous.

(a)                                 Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)                                 GOVERNING LAW.  THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

(c)                                  EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(d)                                 Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(e)                                  Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(f)                                   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(g)                                  Entire Agreement.                                               This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(h)                                 Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(i)                                     Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have executed this Agreement as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FINANCIAL TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING XIII TRUST,

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

	By:	/s/ John O’Dea
	Name:	John O’Dea
Title: Authorized Signatory

LENDER:	FLEXPOINT MCLS SPV LLC

	By:	/s/ Daniel Edelman
	Name:	Daniel Edelman
	Title:	Vice President

LENDER:	APOLLO INVESTMENT CORPORATION

By: Apollo Investment Management, L.P., as Advisor

By: ACC Management, LLC, as its General Partner

	By:	/s/ Tanner Powell
	Name:	Tanner Powell
	Title:	Authorized Signatory

BORROWERS:	INVUITY, INC.

	By:	/s/ James Mackaness
	Name:	James Mackaness
	Title:	CFO

Annex A to Credit Agreement (Commitment Annex)

Lender	Term Loan Tranche 1 Commitment Amount	Term Loan Tranche 1 Commitment Percentage	Term Loan Tranche 2 Commitment Amount	Term Loan Tranche 2 Commitment Percentage
Elm 2016-1 Trust	$8,333,333.33	41.67%	$0	0%
MidCap Funding XIII Trust	$3,333,333.34	16.67%	$0	0%
MidCap Financial Trust	$0	0%	$5,833,333.34	58.33%
Apollo Investment Corporation	$6,666,666.67	33.33%	$3,333,333.33	33.33%
Flexpoint MCLS SPV LLC	$1,666,666.67	8.33%	$833,333.33	8.33%
TOTALS	$20,000,000	100%	$10,000,000	100%

Schedule 2.1 - Amortization

Commencing on the Applicable Amortization Start Date and continuing on the first day of each calendar month thereafter, Borrower shall pay to Agent as a principal payment on the Term Loans an amount equal to the Applicable Amortization Payment Amount.  Notwithstanding the foregoing, the entire remaining outstanding principal balance under each of the Term Loans shall mature and be due and payable upon the Termination Date.

For purposes hereof of this Schedule 2.1 the following terms shall have the following meanings:

“Applicable Amortization Start Date” means:

(a)         If Borrower has not satisfied the Initial IO Extension Conditions, April 1, 2019 or April 15, 2019, as applicable pursuant to the definition of “Initial IO Extension Conditions”; or

(b)         If Borrower has satisfied the Initial IO Extension Conditions, October 1, 2019; provided that, if for any Defined Period ending on March 31, 2019, June 30, 2019 or September 30, 2019, respectively, Borrower fails to deliver a Compliance Certificate in accordance with Section 4.1 demonstrating to Agent’s reasonable satisfaction that Borrower’s Net Revenue for such Defined Period is greater than or equal $60,000,000, then the Applicable Amortization Start Date shall be deemed to have occurred on the first day of the calendar month following the end of such Defined Period and Borrower shall immediately pay to Agent the Applicable Amortization Payment Amount for (i) the month in which the Applicable Amortization Start date was deemed to have occurred and (ii) each month commencing thereafter and prior to the date on which such Compliance Certificate was delivered (such true up payments shall, for the avoidance of doubt, be in addition to the Applicable Amortization Payment Amounts that shall be due and payable for each month commencing after the delivery of the applicable Compliance Certificate in accordance with the terms hereof).

“Applicable Amortization Payment Amount” means, with respect to the Applicable Amortization Start Date, the amount specified in the table below”

Applicable Amortization Start Date	Applicable Amortization Payment Amount
April 1, 2019	$833,333.33
July 1, 2019	$909,090.91
October 1, 2019	$1,000,000.00

“Initial IO Extension Conditions” means: (a) Borrower shall have delivered, by April 15, 2019, interim financial reporting, certified by a Responsible Officer of Borrower, and such other evidence as Agent may reasonably request that, in both cases, demonstrates to Agent’s reasonable satisfaction that the Borrower’s Net Revenue for the Defined Period ending on March 31, 2019 is greater than or equal to $60,000,000 and (b) no Default or Event of Default has occurred and is continuing as of April 1, 2019 or April 15, 2019.

Schedule 6.2 — Minimum Net Revenue Schedule

Defined Period Ending	Minimum Net Revenue Amount
March 31, 2017	$33,572,351
June 30, 2017	$34,311,288
September 30, 2017	$34,459,138
December 31, 2017	$39,000,000
March 31, 2018	$40,488,151
June 30, 2018	$42,248,214
September 30, 2018	$46,574,986
December 31, 2018	$50,000,000
March 31, 2019	$52,102,241
June 30, 2019	$54,407,767
September 30, 2019	$56,998,375
December 31, 2019	$60,000,000
March 31, 2020	$61,051,121
June 30, 2020	$62,203,883
September 30, 2020	$63,499,187
December 31, 2020 and thereafter	$65,000,000